ADDENDUM NO. 2
                                       TO
                            STOCK EXCHANGE AGREEMENT
                          AMONG CYTOGEN CORPORATION AND
               THE STOCKHOLDERS AND DEBTHOLDERS OF PROSTAGEN, INC.


     This Addendum No. 2 (this "Addendum"), dated as of November 19, 2004, to the Stock Exchange Agreement dated as of June 15, 1999, as amended (the "Agreement"), among Cytogen Corporation, a Delaware corporation ("Cytogen"), and the stockholders and debtholders (collectively, the "Prostagen Partners") of Prostagen, Inc., a Delaware corporation.

     WHEREAS, on June 15, 1999, Cytogen and the Prostagen Partners executed the Agreement; and

     WHEREAS, on May 14, 2002, Cytogen and the Prostagen Partners executed an Addendum to the Agreement ("Addendum No. 1"); and

     WHEREAS, on August 8, 2004, Cytogen and the Prostagen Partners executed an Amendment No. 1 to Addendum No. 1 (the "Amendment"); and

     WHEREAS, certain questions have arisen between Cytogen and the Prostagen Partners regarding Cytogen's obligations under Paragraph 2 of Addendum No. 1.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties mutually agree as follows:

1. All defined terms utilized herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Agreement.

2. Paragraph 2 of Addendum No.1 is hereby amended and restated in its entirety to read as follows:

     "In satisfaction of its obligations to Prostagen Partners under Paragraphs 1.6(b) and (d) of the Stock Exchange Agreement, Cytogen shall deliver to
     Representative: (i) a number of Purchaser Shares equal to $500,000 divided by the Conversion Number (recomputed as of the date of such delivery) within ten business days of the date hereof; (ii) a number of Purchaser Shares equal to $500,000 divided by the Conversion Number (recomputed as of the date of such delivery) within ten business days after the completion by PSMA Development Company, LLC (or any entity with technology licensed from Cytogen) of a Phase I clinical trial for immunotherapy for prostate cancer if such trial establishes safety; and (iii) a number of Purchaser Shares equal to $1,000,000 divided by the Conversion Number (recomputed as of the date of such delivery) within ten

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     business  days after the  enrollment  of the first  patient  after the date hereof by PSMA Development Company, LLC (or any entity with technology licensed from Cytogen) in a Phase III or combined Phase II-III clinical trial for immunotherapy for prostate cancer. Cytogen shall provide the Representative with quarterly reports on the status of the immunotherapy research program. The Representative will provide Cytogen with instructions as to how the Purchaser Shares shall be issued. For purposes of clause (ii) above, the Phase I trial shall be deemed complete upon issuance of the final study report. Cytogen will promptly provide to Representative such study report as soon as it is available. In the event no study report is issued with respect to the Phase I trial, the Phase I trial shall be deemed complete 60 days after the final follow-up with the last patient as specified in the protocol. Such Phase I clinical trial shall be deemed to have established safety if it supports the preliminary findings of safety announced at ASCO in June 2004. If there is a disagreement between Cytogen and Representative as to whether the full study supports the preliminary findings, the parties shall designate a mutually acceptable third party who will have the authority to conclusively resolve the dispute. The Purchaser Shares to be delivered pursuant to clause (i) above shall be free of any and all restrictions and available for sale immediately upon delivery.

     In connection with its obligations under this Paragraph 2, Cytogen hereby agrees that on each date it reasonably determines that, within thirty (30) days of such date a payment will become due and payable to the Prostagen Partners, Cytogen shall: (i) notify the Representative of the date on which Cytogen believes such payment shall become due and payable; (ii) begin to prepare all requisite filings and begin to take all actions reasonably required to effect the registration of such shares to be so issued; and
     (iii) request from the Representative such information as Cytogen deems necessary to effect the registration of such shares. Cytogen further agrees to make any and all filings required to be made by it in order to effect the registration of shares to be issued pursuant to this Paragraph 2 as soon as reasonably practicable after the issuance of such shares."

3. Cytogen hereby authorizes Prostagen Partners to solicit, on behalf of Cytogen, licensees for the technology (the "Technology") that was the subject of the PSMA Sublicense Agreement by and between Cytogen Corporation and Northwest Biotherapeutics dated August 28, 2000. Such authorization shall be terminable by Cytogen at any time upon written notice to Prostagen Partners. Cytogen agrees to negotiate in good faith with any bona fide potential licensee approached by Prostagen Partners; provided that Cytogen is under no obligation to enter into any agreement with any such potential licensee with respect to the Technology. Cytogen and Prostagen Partners agree that any revenue generated from the Technology shall be subject to the provisions of Paragraph 3 of Addendum No.1.

4. Prostagen Partners agree that Cytogen has satisfied its obligations under the second paragraph of Paragraph 2 of Addendum No.1 (as amended above) in connection with this Addendum.

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5.   All other provisions of the Agreement,  as amended or supplemented  through the date hereof, shall remain in full force and effect. Any reference to the Agreement in any instrument or agreement shall mean and include the Agreement as amended by Addendum No. 1, the Amendment and this Addendum.

6. This Addendum constitutes the entire understanding between the parties, except as expressly set forth herein, and supersedes any contracts, agreements or understanding (oral or written) of the parties with respect to the subject matter hereof. No term of this Addendum may be amended except upon written agreement of both parties.

7. Each party shall be responsible for its own costs and expenses including, but not limited to, any legal, advisory fees and accounting fees and costs incurred in connection with negotiation, preparation and carrying out the terms of this Addendum.

8. This Addendum shall be governed by and construed in accordance with the laws of the State of New York.

9. This Addendum may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

In witness whereof, the duly authorized representatives of the parties have executed this Addendum as of the date set forth above.


CYTOGEN CORPORATION                         PROSTAGEN PARTNERS



By: /s/ Michael D. Becker                   By:  /s/ Allan M. Fox
   ------------------------------              ---------------------------------
   Michael D. Becker, President                Allan M. Fox, Representative
     And Chief Executive Officer



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